EXHIBIT 99.1

 Grant Park Fund Weekly Commentary
For the Week Ended May 27, 2016
Current Month				Rolling Performance				Rolling Risk Metrics* (June 2011 – May 2016)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.98%	-1.64%	0.33%	-9.73%	-2.72%	-5.13%	-0.94%	-5.13%	9.88%	-23.39%	-0.48	-0.67
B**	0.97%	-1.69%	0.06%	-10.31%	-3.32%	-5.72%	-1.61%	-5.72%	9.88%	-25.55%	-0.55	-0.74
Legacy 1***	1.02%	-1.48%	1.20%	-7.72%	-0.71%	-3.09%	N/A	-3.09%	9.78%	-18.25%	-0.27	-0.42
Legacy 2***	1.02%	-1.50%	1.10%	-7.94%	-0.89%	-3.34%	N/A	-3.34%	9.79%	-19.01%	-0.30	-0.46
Global 1***	0.97%	-1.76%	1.38%	-7.69%	-0.34%	-2.51%	N/A	-2.51%	9.76%	-16.43%	-0.21	-0.35
Global 2***	0.96%	-1.79%	1.30%	-7.89%	-0.54%	-2.73%	N/A	-2.73%	9.77%	-17.03%	-0.23	-0.38
Global 3***	0.93%	-1.92%	0.62%	-9.43%	-2.14%	-4.34%	N/A	-4.34%	9.80%	-20.96%	-0.40	-0.58

S&P 500 Total Return Index****	2.32%	1.89%	3.67%	1.81%	11.09%	11.69%	7.42%	11.69%	12.16%	-15.30%	0.97	1.61
Barclays Capital U.S. Long Gov Index****	0.05%	0.58%	8.16%	7.74%	6.96%	8.42%	8.11%	8.42%	11.43%	-15.54%	0.77	1.37
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)
	Portfolio for A, B and Legacy units					Portfolio for Global units
	Sector			Market		Sector			Market
Sector	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	21%					23%
Energy	6%	Long	Brent Crude Oil	1.6%	Long	7%	Long	Brent Crude Oil	1.7%	Long
			Natural Gas	1.4%	Short			Natural Gas	1.5%	Short
Grains/Foods	9%	Long	Soybeans	2.0%	Long	10%	Long	Soybeans	2.2%	Long
			Soybean Meal	1.7%	Long			Soybean Meal	1.8%	Long
Metals	6%	Short	Copper	2.0%	Short	6%	Short	Copper	2.2%	Short
			Gold	1.3%	Long			Gold	1.4%	Long
FINANCIALS	79%					77%
Currencies	18%	Long $	Euro	2.0%	Short	17%	Long $	Japanese Yen	1.8%	Long
			Japanese Yen	1.7%	Long			Euro	1.8%	Short
Equities	35%	Long	S&P 500	5.5%	Long	35%	Long	S&P 500	6.0%	Long
			Dax Index	3.0%	Long			Nasdaq	3.0%	Long
Fixed Income	26%	Long	Bunds	3.5%	Long	25%	Long	Bunds	3.7%	Long
			U.S. 10-Year Treasury Notes	2.5%	Long			U.S. 10-Year Treasury Notes	2.5%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy	Crude oil markets moved higher as the number of active U.S. oil rigs continued to decline. Natural gas prices rose as forecasts for warm weather raised expectations of increased demand.
Grains/Foods
Corn markets rose on high export demand.  Wheat markets moved higher due to concerns over unfavorable weather in key producing regions.  Coffee prices declined on expectations of ample supplies.  Sugar markets rose as supplies remained weak.  Cocoa prices increased as forecasts for expected demand continued to outstrip supply levels.

Metals
Precious metals markets declined on strength in the U.S. dollar and in the equity markets, as well as comments the Federal Reserve could increase interest rates in the coming months.  Copper prices increased on stronger demand.

Currencies
The U.S. dollar increased slightly against its global counterparts on continued speculation of an interest rate hike in June.   The Canadian dollar strengthened on rising oil prices.  The British pound strengthened on lowered expectations of a British exit from the European Union.

Equities	Global equity markets rose on increasing oil prices, better than expected earnings and positive global cues.
Fixed Income
Global fixed income markets were slightly positive due to strong demand at a U.S. Treasury Department auction of seven-year notes and as investors wait to see whether there will be an interest rate hike in the coming months.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart
Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.  Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

Risk Metrics Chart
Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.